Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Third Quarter 2020 Results, Including 11.7% Year-over-Year Revenue Growth

AUSTIN, TEXAS (November 9, 2020) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in enterprise-class backup and archive data protection and software-defined storage, today announced financial results for its third quarter ended September 30, 2020.

Key Highlights:

•11.7% year-over-year increase in recognized revenue,
•36.7% year-over-year increase in sales bookings, as a result of strong new customer sales and existing customer expansion results in our core markets of the Americas, EMEA, SE Asia, Korea, and Japan,
•9.9% year-over-year increase in annual recurring sales bookings,
•214.8% year-over-year increase in Net Income, resulting in $1.1 million in total Net Income,
•Retired $1 million short-term note secured in Q4 2019.
•Expanded early sales of StorSafeTM, our newest patent-pending long-term archive retention and reinstatement product, which leverages the power and simplicity of industry-standard container technology to enable persistent long-term archive storage. StorSafeTM dramatically improves archive data portability, accessibility, security, and integrity validation, especially as it relates to multi-cloud data storage leverage. We believe this will create game-changing capability that solves age old challenges in data usability and portability, resulting in a full spectrum of archive data storage options available to our enterprise customers to efficiently utilize essentially any storage environment, while confidently ensuring data security and efficient archive access.

“I am extremely proud of the FalconStor team and our engaged set of global partners, as we continued to make consistent progress against our strategic plans”, said Todd Brooks, CEO FalconStor. “Our momentum continued during the quarter, as the company delivered year-over-year revenue growth of 11.7%, while carefully managing our expenses. As a result, we generated $1.1 million of Net Income. In addition, our intentional shift to subscription-based offerings continued to improve as we delivered a 9.9% increase in annualized recurring sales. While uncertainties continue to exist as a result of COVID-19, we have seen our customers and prospects invest in the business critical area of data production in which we sell our solutions.

We continue to be encouraged by the strong level of new customers secured during the quarter in our core markets, which allowed us to generate a 19% year-over-year increase in total new customer sales bookings. As we move forward, we will continue to maniacally focus in our core markets, and with our innovative, patent-pending long-term archive retention and reinstatement solution, StorSafeTM, to help our enterprise customers reduce data storage costs, while improving data portability, accessibility, and security – including ransomware protection.”

Additional Financial Highlights for the Third Quarter of 2020:

Our 19% year-over-year increase in sales bookings, allowed us to close the three months ended September 30, 2020 with $4.4 million in recognized revenue, compared to $4.0 million for the same period of the previous year. Revenue recognition on sales is driven by several factors. First, the volume of new product licenses and maintenance sales, both for expansion of our existing installed base and the acquisition of new customers. Second, customer retention, which sustains maintenance renewal revenue over long term sales arrangements. Our software solutions play a key role in efficiently managing and protecting critical data for businesses around the world, and we are confident that, as the global economy recovers, our sales momentum will continue to capture the momentum achieved through our recent sales success. As we move forward through the balance of the year, our energy will be concentrated on generating positive cash flow, capital preservation, strategic growth in our core markets and continued product innovation.

During the three months ended September 30, 2020 we improved our Non-GAAP Operating Income to $2.0 million, compared with a Non-GAAP Operating Loss of $0.1 million for the same period of the previous year.

During the three months ended September 30, 2020, we improved our Non-GAAP Net Income to $1.9 million, compared with a Non-GAAP Net Loss of $0.2 million for the same period of the previous year. Deferred revenue as of September 30, 2020 totaled $6.1 million, compared with $7.4 million as of December 31, 2019.

We ended the quarter with $0.9 million of cash and cash equivalents, compared to $1.5 million at December 31, 2019.

In addition, we applied for the Payroll Protection Plan Loan (PPP) from the Small Business Administration and received $754 thousand dollars in May of 2020.

As always, there is no assurance that the Company will be successful in generating sufficient bookings, billings, revenue or continue to reduce operating costs. Failure to generate sufficient revenue, billings, control or further reduce expenditures could result in an inability of the Company to continue as a going concern. Subject to the foregoing, management believes that, based on projected cash flows, the Company will have sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying interim condensed financial statements.

	Three Months Ended,
(in millions except per share data)	September 30, 2020	June 30, 2020	September 30, 2019
Revenue	$4.4	$3.5	$4.0
Non-GAAP Expenses	$2.4	$2.8	$4.1
Non-GAAP Gross Margin	91%	89%	81%
Non-GAAP Operating Income (Loss)	$2.0	$0.7	$(0.1)

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended September 30,				Change Period to Period
(in millions except per share data)	2020		2019
Total revenue	$4.4	100%	$4.0	100%	$0.5	12%
Total cost of revenue	$0.4	9%	$0.8	19%	$(0.4)	(46)%
Total operating expenses	$2.3	52%	$3.7	93%	$(1.4)	(38)%
GAAP operating income (loss)	$1.7	39%	$(0.5)	(12)%	$2.2	451%
GAAP net income (loss)	$1.1	25%	$(1.0)	(24)%	$2.1	215%
GAAP diluted EPS	$0.15		$(0.16)		$0.31

Webcast and Presentation:
WHO: Todd Brooks, President and Chief Executive Officer, FalconStor Brad Wolfe, Chief Financial Officer, FalconStor
WHEN: Monday, November 9, 2020 3:30 PM CDT

To register for our earnings call, please click the following link:
FALCONSTOR THIRD QUARTER 2020 FINANCIAL TELECONFERENCE AND PRESENTATION
As an alternative, you can copy and paste the following link into your web browser to register:
https://attendee.gotowebinar.com/register/3765257089017466896

To dial into our earnings call by phone, please use the following dial-in number and access code.

United States: 1-866-901-6455
Access Code: 963-868-817

Non-GAAP Financial Measures:

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software:

FalconStor Software, Inc. (OTCQB: FALC) is a modern enterprise-class data protection company that is mobilizing the past, energizing the present, and empowering the future of data storage and archival. The company provides software and cloud services to optimize long-term retention of historical data, enhance performance and scalability for present data retention, and allow the seamless adoption of future storage technologies. Customers leveraging FalconStor’s container technology have a competitive advantage facilitating the transition between storage systems and the cloud to reduce the complexity and management of the 100-year data retention lifecycle.

Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com. Connect with FalconStor on Twitter, Facebook, LinkedIn, and the company’s blog.
# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$871,281	$1,475,166
Accounts receivable, net	3,476,930	3,406,550
Prepaid expenses and other current assets	1,930,671	2,252,372
Contract assets, net	419,940	749,515
Inventory	14,809	30,014
Total current assets	6,713,631	7,913,617
Property and equipment, net	236,442	369,273
Operating lease right-of-use assets	854,712	1,842,254
Deferred tax assets, net	259,209	258,841
Software development costs, net	20,928	27,012
Other assets, net	926,928	829,335
Goodwill	4,150,339	4,150,339
Other intangible assets, net	100,358	57,718
Contract assets	225,128	327,757
Total assets	$13,487,675	$15,776,146
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$764,371	$1,302,290
Accrued expenses	2,046,399	2,533,824
Operating lease liabilities	1,074,032	1,655,522
Short-term loan, net of debt issuance costs and discounts	3,968,827	947,501
Deferred revenue, net	4,010,383	5,270,190
Total current liabilities	11,864,012	11,709,327
Other long-term liabilities	679,644	745,254
Notes payable, net	—	2,906,133
Operating lease liabilities	2,194	624,859
Deferred tax liabilities, net	427,030	432,520
Deferred revenue, net	2,042,978	2,085,080
Total liabilities	15,015,858	18,503,173
Commitments and contingencies
Series A redeemable convertible preferred stock	12,483,206	11,304,279
Total stockholders' deficit	(14,011,389)	(14,031,306)
Total liabilities and stockholders' deficit	$13,487,675	$15,776,146

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$2,521,695	$1,663,782	$5,202,713	$4,879,996
Support and services revenue	1,914,705	2,308,663	5,913,486	7,584,816
Total revenue	4,436,400	3,972,445	11,116,199	12,464,812
Cost of revenue:
Product	48,895	241,134	250,185	1,076,604
Support and service	367,063	531,709	1,109,379	1,639,299
Total cost of revenue	415,958	772,843	1,359,564	2,715,903
Gross profit	$4,020,442	$3,199,602	$9,756,635	$9,748,909
Operating expenses:
Research and development costs	600,430	782,161	1,809,354	2,503,008
Selling and marketing	1,026,241	1,067,436	3,027,372	3,436,783
General and administrative	358,701	1,454,103	2,297,451	4,280,188
Restructuring costs	317,595	384,829	758,740	745,201
Total operating expenses	2,302,967	3,688,529	7,892,917	10,965,180
Operating income (loss)	1,717,475	(488,927)	1,863,718	(1,216,271)
Interest and other expense	(159,994)	(123,261)	(586,082)	(468,717)
Income (loss) before income taxes	1,557,481	(612,188)	1,277,636	(1,684,988)
Income tax expense (benefit)	11,272	(55,274)	44,709	168,556
Net income (loss)	$1,546,209	$(556,914)	$1,232,927	$(1,853,544)
Less: Accrual of Series A redeemable convertible preferred stock dividends	266,007	266,447	812,362	770,027
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	175,335	139,399	366,566	402,861
Net income (loss) attributable to common stockholders	$1,104,867	$(962,760)	$53,999	$(3,026,432)
Basic net income (loss) per share attributable to common stockholders	$0.19	$(0.16)	$0.01	$(0.51)
Diluted net income (loss) per share attributable to common stockholders	$0.15	$(0.16)	$0.01	$(0.51)
Weighted average basic shares outstanding	5,919,837	5,910,718	7,197,050	5,887,638
Weighted average diluted shares outstanding	7,393,082	5,910,718	7,197,050	5,887,638

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP income (loss) from operations	$1,717,475	$(488,927)	$1,863,718	$(1,216,271)
Non-cash stock option expense (1)	3,822	3,100	$11,392	$28,582
Restructuring costs (3)	317,595	384,829	758,740	745,201
Non-GAAP income (loss) from operations	$2,038,892	$(100,998)	$2,633,850	$(442,488)

GAAP net income (loss) attributable to common stockholders	$1,104,867	$(962,760)	$53,999	$(3,026,432)
Non-cash stock option expense, net of income taxes (2)	3,822	3,100	11,392	28,582
Restructuring costs (3)	317,595	384,829	758,740	745,201
Effects of Series A redeemable convertible preferred stock (4)	441,342	405,846	1,178,928	1,172,888
Non-GAAP net income (loss) attributable to common stockholders	$1,867,626	$(168,985)	$2,003,059	$(1,079,761)

GAAP gross margin	91%	81%	88%	78%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	91%	81%	88%	78%

GAAP gross margin - Product	98%	86%	95%	78%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	98%	86%	95%	78%

GAAP gross margin - Support and Service	81%	77%	81%	78%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	81%	77%	81%	78%

GAAP operating margin	39%	(12%)	17%	(10%)
Non-cash stock option expense (1)	0%	—%	—%	—%
Restructuring costs (3)	7%	10%	7%	6%
Non-GAAP operating margin	46%	(2%)	24%	(4%)

GAAP Basic EPS	$0.19	$(0.16)	$0.01	$(0.51)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.00
Restructuring costs (3)	0.05	0.07	0.13	0.13
Effects of Series A redeemable convertible preferred stock (4)	0.08	0.06	0.20	0.20
Non-GAAP Basic EPS	$0.32	$(0.03)	$0.34	$(0.18)

GAAP Diluted EPS	$0.15	$(0.16)	$0.01	$(0.51)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.00
Restructuring costs (3)	0.04	0.07	0.11	0.13
Effects of Series A redeemable convertible preferred stock (4)	0.06	0.06	0.16	0.20
Effects of increase in Non-GAAP diluted shares outstanding (5)	0.00	0.00	0.00	0.00
Non-GAAP Diluted EPS	$0.25	$(0.03)	$0.28	$(0.18)

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,919,837	5,910,718	5,919,773	5,887,638
Weighted average diluted shares outstanding (GAAP)	7,393,082	5,910,718	7,197,050	5,887,638
Weighted average diluted shares outstanding (Non-GAAP)	7,393,082	5,910,718	7,197,050	5,887,638

Footnotes:
(1)Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue - Support and Service	$104	$104	310	2,146
Research and development costs	433	371	1,289	5,977
Selling and marketing	186	186	554	3,844
General and administrative	3,099	2,439	9,239	16,615
Total non-cash stock based compensation expense	$3,822	$3,100	$11,392	$28,582

(2)Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and nine months ended September 30, 2020 and 2019, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)Represents restructuring costs which were incurred during each respective period presented.

(4)Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss in the nine months ended September 30, 2019.